      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 4, 1998
                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                            ------------------------

                            SOTHEBY'S HOLDINGS, INC.

             (Exact Name Of Registrant As Specified In Its Charter)

                      MICHIGAN                                             38-2478409
          (State or other jurisdiction of                               (I.R.S. Employer
           Incorporation or Organization)                            Identification Number)

                           --------------------------

                      500 NORTH WOODWARD AVENUE, SUITE 100
                        BLOOMFIELD HILLS, MICHIGAN 48304
                                 (248) 646-2400
  (Address, including zip code, and telephone number of registrant's principal executive offices)
                           --------------------------

                              WILLIAM S. SHERIDAN
                              C/O SOTHEBY'S, INC.
                                1334 YORK AVENUE
                            NEW YORK, NEW YORK 10021
                                 (212) 606-7000
(Name, address, including zip code, and telephone number, including area code of agent for service.)
                           --------------------------

                                   COPIES TO:

               KENNETH H. GOLD, ESQ.                             WINTHROP B. CONRAD, JR., ESQ.
                Miro Weiner & Kramer                                 Davis Polk & Wardwell
               500 N. Woodward Avenue                                 450 Lexington Avenue
                     Suite 100                                      New York, New York 10017
          Bloomfield Hills, Michigan 48304                               (212) 450-4000
                   (248) 646-2400

                           --------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement as market conditions warrant.

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. /X/

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / _____
    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / _____
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                           --------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                                       PROPOSED MAXIMUM
                                                                   PROPOSED MAXIMUM       AGGREGATE
              TITLE OF SHARES                     AMOUNT TO        AGGREGATE PRICE         OFFERING           AMOUNT OF
              TO BE REGISTERED                 BE REGISTERED(1)      PER UNIT(2)         PRICE(1)(2)       REGISTRATION FEE
Debt Securities.............................     $200,000,000            100%            $200,000,000          $59,000

(1) Plus such additional principal amount as may be necessary such that, if Debt Securities are issued with original issue discount, the aggregate initial offering price of all Debt Securities will equal $200,000,000, or the equivalent of $200,000,000 if some or all of the securities are denominated in one or more foreign currencies or composite currencies.

(2) Estimated solely for the purpose of calculating the registration fee.
                           --------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                (SUBJECT TO COMPLETION, DATED           , 1998)

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                                  $200,000,000

                            SOTHEBY'S HOLDINGS, INC.

                                DEBT SECURITIES

                               ------------------

    Sotheby's Holdings, Inc., a Michigan corporation (the "Company"), may from time to time offer and issue in one or more series its unsecured debt securities (the "Debt Securities"), with an aggregate initial public offering price of up to $200 million (or (i) the equivalent of $200 million in one or more foreign currencies or currency units, including European Currency Units, based on the rate of exchange at the time of offering, or (ii) such greater amount, if the Debt Securities are issued at an original issue discount, as will result in aggregate gross proceeds to the Company of $200 million) on terms to be determined at the time of the offering. The Debt Securities may be sold in U.S. dollars or one or more foreign currencies or currency units, and the principal of, and premium, if any, and any interest on the Debt Securities may likewise be payable in U.S. dollars or one or more foreign currencies or currency units. The Debt Securities will be general, unsecured obligations of the Company and will rank PARI PASSU with all other unsecured, unsubordinated indebtedness of the Company.

    The specific terms of the Debt Securities in respect of which this Prospectus is being delivered are set forth in an accompanying Prospectus Supplement (each, a "Prospectus Supplement") and include, where applicable: (i) the specific designation, aggregate principal amount, premium, ranking, currency, form, authorized denominations, maturity, interest rate, if any, and method of calculation, and time of payment of interest, terms for redemption (mandatory or at the option of the Company or a holder), terms for sinking fund payments, the initial public offering price (including any premium or discount), and the other terms in connection with the offering.

    The Debt Securities may be sold through underwriting syndicates represented by managing underwriters, by underwriters without a syndicate, through agents designated from time to time, or directly by the Company to purchasers. The names of any such managing underwriters, underwriters, or agents of the Company involved in the sale of the Debt Securities in respect of which this Prospectus is being delivered and any applicable commissions or discounts are set forth in the Prospectus Supplement. The net proceeds to the Company from such sale are also set forth in the Prospectus Supplement.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF THE OFFERED SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

                            ------------------------

              , 1998

                             AVAILABLE INFORMATION

    The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 (together with all amendments and exhibits, the "Registration Statement") under the Securities Act of 1933 (the "Securities Act") with respect to the Debt Securities offered hereby. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company, reference is hereby made to the Registration Statement. Statements made in this Prospectus as to the contents of any contract or other document referred to are not complete, and reference is hereby made to the copy of such contract or document filed as an exhibit to the Registration Statement for a complete statement of its provisions.

    The company is subject to the information requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and, in accordance therewith, is required to file quarterly and annual reports on Forms 10-Q and 10-K, respectively. Reports and other information filed by the Company with the Commission, as well as the Registration Statement, can be inspected and copied at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the Commission: 7 World Trade Center; New York, New York 10048; and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can also by obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Company is required to file electronic versions of such material with the Commission through the Commission's Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The Commission maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. Electronic filings are publicly available at http://www.sec.gov within 24 hours of acceptance. The records and other information can also be inspected at the offices of The New York Stock Exchange, Inc. at 20 Broad Street, New York, New York 10005. The Company will mail to each registered holder of the Debt Securities, and will file with the indenture trustee, the annual and quarterly reports that it files with the Commission under the Exchange Act.

                INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS

    The Company's report on Form 8-K dated May 20, 1998, the Company's Form 10-Q for the fiscal quarter ended March 31, 1998 and the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, each of which have been filed with the Commission pursuant to the Exchange Act, are incorporated by reference into this Prospectus.

    All documents filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (including any documents incorporated by reference therein) after the date of this Prospectus and prior to the termination of the offering of the Debt Securities shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein or in the accompanying Prospectus Supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    The Company will provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of any such person, a copy of any or all of the documents incorporated by reference in this Prospectus (other than exhibits to such documents that are not specifically incorporated by reference in such documents). Written or oral requests for copies should be directed to Sotheby's, 1334 York Avenue, New York, New York 10021, Attention: Investor Relations (telephone: (212) 508-8070).

                                  THE COMPANY

    Sotheby's Holdings, Inc. (together with its subsidiaries, unless the context otherwise requires, the "Company") is one of the world's two largest auctioneers of fine arts, antiques and collectibles, offering property in over 80 collecting categories, among them paintings, jewelry, decorative arts, and books. The worldwide auction business is conducted through a division known as "Sotheby's" and consists of three principal operating units; Sotheby's North and South America, Sotheby's Europe, and Sotheby's Asia. In addition to auctioneering, the Company is engaged in a number of related activities, including the purchase and resale of art and other collectibles, art-related financing activities, the brokering of art and collectible purchases and sales, the marketing and brokering of luxury real estate, and art education and restoration.

    The Company believes it is one of the world's leaders in art-related financing activities. The Company lends money secured by consigned art in order to facilitate clients' bringing property to auction. In addition, a portion of the Company's loan portfolio consists of loans to collectors, dealers, and museums secured by collections not presently intended for sale.

    The Company, through its subsidiary, Sotheby's International Realty, Inc., is engaged in the marketing and brokering of luxury residential real estate.

    The Company was incorporated in Michigan in August 1983. In October 1983, the Company acquired Sotheby Parke Bernet Group Limited, which was then a publicly held company listed on the International Stock Exchange of the United Kingdom and the Republic of Ireland Limited (the "London Stock Exchange") and which, through its predecessors, had been engaged in the auction business since 1744. In 1988, the Company issued shares of Class A Limited Voting Common Stock to the public. The Class A Limited Voting Common Stock is listed on the New York Stock Exchange (the "NYSE") and the London Stock Exchange.

                                USE OF PROCEEDS

    Unless otherwise stated in a Prospectus Supplement, the net proceeds from the sale of Debt Securities will be used for general corporate purposes. Any specific allocations of the proceeds to a particular purpose that have been made at the date of a Prospectus Supplement will be described in that Prospectus Supplement.

                       RATIO OF EARNINGS TO FIXED CHARGES

    Set forth below are the consolidated ratios of earnings to fixed charges for the periods indicated.

                                                                                                                       FOR THE
                                                                                                                        THREE
                                                                                                                       MONTHS
                                                                                                                        ENDED
                                                                          FOR THE YEAR ENDED DECEMBER 31,             MARCH 31,
                                                               -----------------------------------------------------  ---------
                                                                 1993       1994       1995       1996       1997       1997
                                                               ---------  ---------  ---------  ---------  ---------  ---------
Ratio of earnings to fixed charges(1)........................       6.19x      6.52x      7.49x     11.48x      7.98x   -(2)


                                                                 1998
                                                               ---------
Ratio of earnings to fixed charges(1)........................    -(2)

------------------------

(1) In the ratio of earnings to fixed charges for the Company and its subsidiaries, earnings is computed as income before taxes plus fixed charges. Fixed charges consist of interest on all indebtedness, including any amortization of debt discount or premium, capitalized interest and the Company's estimate of that portion of rental expense considered to be representative of the interest factor.

(2) Earnings did not cover fixed charges by $10.0 million and $11.1 million for the three months ended March 31, 1998 and March 31, 1997, respectively. The Company's business is seasonal, with peak revenues and operating income occurring in the second and fourth quarters of each year as a result of the traditional spring and fall art auction seasons.

                       DESCRIPTION OF THE DEBT SECURITIES

    The Debt Securities will be issued under an Indenture, as amended or supplemented from time to time (the "Indenture"), between the Company and The Chase Manhattan Bank, as trustee (the "Trustee"). The form of the Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus is a part, and the Indenture is available for inspection at the principal corporate trust office of the Trustee, 450 West 33rd Street, New York, New York 10001. The Indenture is subject to and governed by the Trust Indenture Act of 1939, as amended. The statements made hereunder relating to the Indenture and the Debt Securities to be issued hereunder are summaries of certain provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Indenture and such Debt Securities. All section references appearing in this section "Description of the Debt Securities" are to sections of the Indenture, and capitalized terms used but not defined herein shall have the respective meanings set forth in the Indenture.

GENERAL

    The Indenture does not limit the amount of Debt Securities that can be issued thereunder and provides that Debt Securities of any series may be issued thereunder up to the aggregate principal amount which may be authorized from time to time by the Company. The Indenture does not limit the amount of other indebtedness or securities that may be issued by the Company or its subsidiaries.

    The Debt Securities will be direct, unsecured obligations of the Company. Creditors of the Company's subsidiaries are entitled to a claim on the assets of such subsidiaries. Consequently, in the event of a liquidation or reorganization of any subsidiary, creditors of the subsidiary are likely to be paid in full before any distribution is made to the Company and holders of Debt Securities, except to the extent that the Company is itself recognized as a creditor of such subsidiary, in which case the claims of the Company would still be subordinate to any security interests in the assets of such subsidiary and any indebtedness of such subsidiary senior to that held by the Company.

    Reference is made to the Prospectus Supplement for the following and other possible terms of each series of the Debt Securities in respect of which this Prospectus is being delivered, (i) the designation of the Debt Securities; (ii) any limit upon the aggregate principal amount of the Debt Securities and any limitation on the ability of the Company to increase such aggregate principal amount after the initial issuance of the Debt Securities of that series; (iii) the date or dates on which the principal of the Debt Securities will be payable;
(iv) the rate or rates at which the Debt Securities will bear interest, if any, the date or dates from which any such interest will accrue and on which such interest will be payable, and the record dates for the determination of the holders to whom interest is payable; (v) if other than as provided therein, the place or places where the principal of and interest, if any, on the Debt Securities will be payable; (vi) the price or prices at which, the period or periods within which and the terms and conditions upon which Debt Securities may be redeemed, in whole or in part, at the option of the Company; (vii) the obligation, if any, of the Company to redeem, purchase or repay Debt Securities, whether pursuant to any sinking fund or analogous provisions or pursuant to other provisions set forth therein or at the option of a Holder thereof; (viii) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which Debt Securities shall be issuable; (ix) if other than the principal amount thereof, the portion of the principal amount at which the Debt Securities will be payable upon declaration of acceleration of the maturity thereof; (x) if other than the currency of the United States of America, the currency or currencies in which payment of the Principal and interest on the Debt Securities of the series shall be payable and the manner in which such amounts shall be determined; (xi) whether and under what circumstances the Company will pay additional amounts on the Debt Securities of the series held by a person who is not a U.S. person in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether the Company will have the option to redeem such Debt Securities rather than pay such additional amounts; (xii) if the Debt Securities of the series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and terms of such certificates, documents or conditions; (xiii) any trustees, depositaries, authenticating or paying agents, transfer agents or the registrar or any other agents with respect to the Debt Securities of the series;
(xiv) provisions, if any, for the defeasance of the Debt Securities of the series (including provisions permitting defeasance of less than all Debt Securities of the series); (xv) if the Debt Securities of the series are issuable in whole or in part as one or more Global Securities, the identity of the Depositary for such Global Security or Securities; (xvi) any other events of default or covenants with respect to the Debt Securities of the series; and
(xvii) any other terms or conditions not inconsistent with the provisions of the Indenture under which the Debt Securities will be issued. (Section 2.03) "Principal" when used herein includes, when appropriate, the premium, if any, on the Debt Securities.

    Unless otherwise provided in the Prospectus Supplement relating to any Debt Securities, principal, and interest, if any, will be payable, and the Debt Securities will be transferable, at the office or offices or agency maintained by the Company for such purposes, provided that payment of interest on the Debt Securities may, at the option of the Company, be paid at such place of payment by check mailed to the persons entitled thereto at the addresses of such persons appearing on the security register. Interest on the Debt Securities will be payable on any interest payment date to the persons in whose name the Debt Securities are registered at the close of business on the record date with respect to such interest payment date.

    Unless otherwise provided in the Prospectus Supplement relating to any Debt Securities, the Debt Securities will be issued in fully registered form in minimum denominations of $1,000 and any integral multiple thereof. Additionally, the Debt Securities may be represented in whole or in part by one or more global notes registered in the name of a depository or its nominee and, if so represented, interests in such global note will be shown on, and transfers thereof will be effected only through, records maintained by the designated depository and its participants.

    The Debt Securities may be exchanged for an equal aggregate principal amount of Debt Securities of the same series and date of maturity in such authorized denominations as may be requested upon surrender of the Debt Securities at an agency of the Company maintained for such purpose and upon fulfillment of all other requirements of such agent. No service charge will be made for any transfer or exchange of the Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Section 2.07)

    The Indenture requires the quarterly filing by the Company with the Trustee of a certificate as to compliance with certain covenants contained in the Indentures. (Section 4.06)

    Debt Securities denominated or payable in foreign currencies may entail significant risks. These risks include, without limitation, the possibility of significant fluctuations in the foreign currency markets. These risks will vary depending upon the currency or currencies involved and will be more fully described in the Prospectus Supplement relating thereto.

    Unless otherwise described in a Prospectus Supplement relating to any Debt Securities, the covenants or provisions contained in the Indenture may not afford the holders of Debt Securities protection in the event of a decline in the Company's credit quality resulting from a highly leveraged transaction involving the Company.

LIMITATION ON LIENS

    The Indenture provides that the Company will not, and will not permit any Significant Subsidiary to, directly or indirectly, issue, incur, assume or guarantee any indebtedness for borrowed money secured by any Lien on or with respect to any Property of the Company or any such Significant Subsidiary or any interest therein or any income or profits therefrom, unless the Debt Securities are secured equally and ratably with (or prior to) any and all other indebtedness secured by such Lien, except for (i) indebtedness secured by any Lien arising in the ordinary course of business; (ii) indebtedness secured by any Lien on Property acquired by the Company or any Significant Subsidiary after the date of issuance of the Debt Securities, provided that such Lien existed on the date such Property was acquired; (iii) any Lien securing indebtedness existing on the date of the Indenture; (iv) any Lien securing indebtedness incurred to finance the purchase price or cost of construction of Property (or additions, substantial repairs, alterations or substantial improvements thereto), provided that such Lien and the indebtedness secured thereby are incurred within one year of the later of acquisition or completion of construction (or addition, repair, alteration or improvement) and full operation thereof; (v) indebtedness secured by any Lien arising out of judgments or awards against the Company or any Significant Subsidiary having an outstanding principal amount which do not exceed $10 million in the aggregate or with respect to which the Company or such Significant Subsidiary shall in good faith be prosecuting an appeal or proceedings for review, Liens which are discharged within 60 days of entry of judgment or Liens incurred by the Company or a Significant Subsidiary for the purpose of obtaining a stay or discharge in the course of any legal proceeding to which the Company or such Significant Subsidiary is a party; (vi) indebtedness secured by any Lien for taxes not yet due and payable by the Company or any Significant Subsidiary or which the Company or such Significant Subsidiary is contesting in good faith; (vii) indebtedness secured by any Lien on or with respect to Property of a Significant Subsidiary in favor of the Company or another Subsidiary; (viii) any Lien securing indebtedness in respect of capital leases on the Property subject to such capital leases; (ix) any Lien securing indebtedness the proceeds of which are deposited, promptly upon receipt, with the Trustee solely for the purpose of effecting a legal defeasance or covenant defeasance as set forth under "Satisfaction and Discharge of Indenture" and "Defeasance"; (x) indebtedness secured by any Lien on a note made in favor of, or loan advance made by, the Company or any Subsidiary in connection with the Company's or such Subsidiary's lending and financing activities; (xi) indebtedness secured by any Lien extending, renewing or replacing any Lien permitted by clauses (i) through (x) above; and (xii) any Lien (other than a Lien permitted under any of clauses (i) through (xi) of this paragraph) securing indebtedness of the Company or of any Significant Subsidiary, provided that the aggregate principal amount of all Secured Debt together with all Attributable Debt of the Company and its Significant Subsidiaries in respect of Sale and Lease-Back Transactions which would not otherwise be permitted but for the provisions of clause (vi) described under "Limitation on Sale and Lease-Back Transactions", does not exceed, at the time of incurrence of such indebtedness, 15% of Consolidated Net Tangible Assets of the Company and its Subsidiaries.

    In the case of Liens permitted under clauses (ii) and (iv) above, such Liens may not relate to any Property of the Company or a Significant Subsidiary other than the Property so acquired, constructed, added, repaired, altered or improved, as the case may be. In the case of Liens permitted under clause (xi), unless such Liens are otherwise permitted under clauses (xii), such Liens (A) may not relate to any Property of the Company or a Significant Subsidiary other than the Property to which the Lien being extended, renewed or replaced relates, and (B) may not secure indebtedness in excess of that secured by the Lien being extended, renewed or replaced.

LIMITATION ON SALE AND LEASE-BACK TRANSACTIONS

    The Indenture provides that, as of the date of the Indenture, the Company will not, nor will it permit any Significant Subsidiary to, directly or indirectly, enter into, assume, guarantee or otherwise become liable with respect to any Sale and Lease-Back Transaction; PROVIDED, HOWEVER, that the Company or any Significant Subsidiary may enter into (i) a Sale and Lease-Back Transaction that, had such Sale and Lease-Back Transaction been structured as a mortgage or other secured financing rather than as a Sale and Lease-Back Transaction, the Company or such Significant Subsidiary would have been permitted to enter into such transaction pursuant to the terms of the Indenture described under "Limitation on Liens," (ii) a Sale and Lease-Back Transaction between or among the Company and any of its Subsidiaries or between or among Subsidiaries, (iii) a Sale and Lease-Back Transaction entered into prior to the date of issuance of the Debt Securities, (iv) a Sale and Lease-Back Transaction, provided that within 180 days of the effective date of any such Sale and Lease-Back Transaction, the Company or such Significant Subsidiary shall apply an amount equal to the Value of such Sale and Lease-Back Transaction to the (A) retirement (other than any mandatory retirement and other than any prohibited retirement of securities) of indebtedness for borrowed money incurred or assumed by the Company or any Subsidiary (other than indebtedness for borrowed money owed to the Company or any Subsidiary) which by its terms matures on, or is extendible or renewable at the option of the obligor to, a date more than 12 months after the date of the creation of such indebtedness and, in the case of such indebtedness of the Company which ranks on a parity with, or senior in right of payment to, the Debt Securities or (B) the purchase or construction of other Property, provided that such Property is owned by the Company or a Subsidiary free and clear of all Liens, (v) a Sale and Lease-Back Transaction involving the taking back of a lease for a period of three years or less, or (vi) a Sale and Lease-Back Transaction, provided that after giving effect to the Sale and Lease-Back Transaction, the aggregate principal amount of all Attributable Debt of the Company and its Significant Subsidiaries in respect of Sale and Lease-Back Transactions which would not otherwise be permitted but for the provisions of this clause (vi), plus all Secured Debt which would not otherwise be permitted but for the provisions of Section (xii) described under "Limitation on Liens," does not exceed, at the time of such Sale and Lease-Back Transaction, 15% of the Consolidated Net Tangible Assets of the Company and its Subsidiaries.

CERTAIN DEFINITIONS

    The term "Attributable Debt" means with respect to any Sale and Lease-Back Transaction the total net amount of rent required to be paid during the remaining term of any lease, discounted at the weighted average rate per annum then borne by the outstanding Debt Securities.

    The term "Consolidated Net Tangible Assets" means the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (a) all current liabilities, and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the books and records of the Company and its consolidated subsidiaries and computed in accordance with generally accepted accounting principles.

    The term "Lien" means any mortgage, pledge, hypothecation, charge, assignment, deposit arrangement, encumbrance, security interest, lien (statutory or other), or preference, priority, or other security or similar agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any agreement to give or grant a Lien or any lease, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

    The term "Property" with respect to any person, means any interest of such person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, capital Stock in any other person.

    The term "Real Property" means with respect to any person, any interest of such person in any kind of realty or estate in real property.

    The term "Sale and Lease-Back Transaction" means with respect to any person, any direct or indirect arrangement pursuant to which Real Property is sold or transferred by such person or a Subsidiary of such person and is thereafter leased back from the purchaser or transferee thereof by such person or one of its Subsidiaries.

    "Secured Debt" means any indebtedness for borrowed money incurred under clause (12) of Section 4.03 of the Indenture, which would not be permitted otherwise but for such clause (12) of Section 4.03.

    "Significant Subsidiary" means each Subsidiary which is a "significant subsidiary" as defined in Rule 1-02(w) of the Commission's Regulation S-X.

    The term "Subsidiary" means (i) a corporation, a majority of whose capital stock with voting power, under ordinary circumstances, to elect directors is, at the date of determination, directly or indirectly owned by the Company, by one or more Subsidiaries of the Company or by the Company and one or more Subsidiaries of the Company, (ii) a partnership, joint venture or similar entity in which the Company, a Subsidiary of the Company or the Company and one or more Subsidiaries of the Company, directly or indirectly, holds a majority interest in the equity capital or profits or other similar interests of such entity, or
(iii) any other person (other than a corporation) in which the Company, a Subsidiary of the Company or the Company and one or more Subsidiaries of the Company, directly or indirectly, at the date of determination, has (x) at least a majority ownership interest or (y) the power to elect or direct the election of a majority of the directors or other governing body of such person.

    The term "Value" means, with respect to a Sale and Lease-Back Transaction, as of any particular time, the amount equal to the greater of (i) the net proceeds of the sale or transfer of the property leased pursuant to such Sale and Lease-Back Transaction or (ii) the fair value in the opinion of the Board of Directors (as evidenced by a Board Resolution) of such property at the time of entering into such Sale and Lease-Back Transaction, in either case divided first by the number of full years of the term of the lease and then multiplied by the number of full years of such term remaining at the time of determination, without regard to any renewal or extension options contained in the lease.

EVENTS OF DEFAULT

    An Event of Default with respect to the Debt Securities of any series is defined in the Indenture as: (i) default in the payment of interest on any of the Debt Securities of such series as and when the same shall become due and payable and continuance of such default for a period of 30 days; (ii) default in the payment of the principal of any of the Debt Securities of such series when the same becomes due and payable at maturity, upon acceleration, redemption or mandatory repurchase, including as a sinking fund installment or otherwise;
(iii) default in the performance, or breach, of any other covenant or agreement of the Company in the Indenture with respect to Debt Securities of such series or in the Debt Securities of such series and continuance of such default or breach for a period of 60 consecutive days after written notice by the Trustee or by the holders of 25% or more in aggregate principal amount of the outstanding securities of all series affected thereby; or (iv) certain events of bankruptcy, insolvency or reorganization of the Company and its Significant Subsidiaries. (Section 6.01) Additional Events of Default may be added for the benefit of holders of certain series of Debt Securities which, if added, will be described in the Prospectus Supplement relating to such Debt Securities. The Indenture provides that the Trustee shall notify the holders of Debt Securities of each series of any continuing default known to the Trustee which has occurred with respect to that series within 90 days after the occurrence thereof. The Indenture provides that notwithstanding the foregoing, except in the case of default in the payment of the principal of, or interest, if any, on any of the Debt Securities of such series, the Trustee may withhold such notice if the Trustee in good faith determines that the withholding of such notice is in the interests of the holders of Debt Securities of such series. (Section 7.05)

    The Indenture provides that if an Event of Default with respect to any series of Debt Securities shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in aggregate principal amount of Debt Securities of that series then outstanding may declare the entire principal amount of all Debt Securities of that series, and the interest accrued thereon, if any, to be due and payable immediately, but upon certain conditions such declaration may be annulled. (Section 6.02) Any existing defaults and the consequences thereof (except a default in the payment of principal of or interest, if any, on Debt Securities of that series) may be waived by the holders of a majority in principal amount of the Debt Securities of that series then outstanding. (Section 6.04) The Indenture also permits the Company to omit compliance with certain covenants in such Indentures with respect to Debt Securities of any series upon waiver by the holders of a majority in principal amount of the Debt Securities of such series then outstanding. (Section 6.04)

    Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default with respect to any series of Debt Securities shall occur and be continuing, the Trustee shall not be under any obligation to exercise any of the trusts or powers vested in it by the Indentures at the request or direction of any of the holders of that series, unless such holders shall have offered to such Trustee reasonable security or indemnity. (Sections 7.01 and 7.02) The holders of at least a majority in aggregate principal amount of the Debt Securities of each series affected and then outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee under the Indenture or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of that series; provided that the Trustee may refuse to follow any direction which is in conflict with any law or the Indenture and subject to certain other limitations. (Section 6.05)

    No holder of any Debt Security of any series will have any right by virtue or by availing of any provision of the Indenture to institute any proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to the Indentures or for any remedy thereunder, unless: such holder shall have previously given the Trustee written notice of an Event of Default with respect to Debt Securities of that series; the holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of that series shall also have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee; the Trustee shall have failed to institute such proceeding within 60 days after its receipt of such request; and the Trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding Debt Securities of that series a direction inconsistent with such request. (Section 6.06) However, the right of a holder of any Debt Security to receive payment of the principal of or interest, if any, on such Debt Security on or after the due dates expressed in such Debt Security, or to institute suit for the enforcement of any such payment on or after such dates, shall not be impaired or affected without the consent of such holder. (Section 6.07)

MERGER

    The Indenture provides that the Company may consolidate with or sell, convey or lease all or substantially all of its assets to, or merge with or into, any other corporation, if (i) either the Company is the continuing corporation or the successor corporation is a domestic corporation and expressly assumes the due and punctual payment of the principal of and interest on all the Debt Securities outstanding under the Indenture according to their tenor and the due and punctual performance and observance of all of the covenants of such Indenture to be performed or observed by the Company, and (ii) the Company or such successor corporation, as the case may be, is not, immediately after such merger or consolidation, or such sale, conveyance or lease, in material default in the performance or observance of any such covenant or condition. (Section 5.01)

SATISFACTION AND DISCHARGE OF INDENTURE

    The Indenture with respect to any series of Debt Securities (except for certain specified surviving obligations including, among other things, the Company's obligation to pay the principal of and interest on the Debt Securities of such series) will be discharged and cancelled upon the satisfaction of certain conditions, including the payment of all the Debt Securities of such series or the deposit with the Trustee under such Indenture of cash or appropriate U.S. Government Obligations or a combination thereof sufficient for such payment or redemption in accordance with the Indenture and the terms of the Debt Securities of such series. (Section 8.01)

MODIFICATION OF THE INDENTURE

    The Indenture contains provisions permitting the Company and the Trustee thereunder, with the consent of the holders of not less than a majority in principal amount of the outstanding Debt Securities of each series at the time outstanding under the Indenture, to execute supplemental indentures adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture or any supplemental indenture with respect to the Debt Securities of such series or modifying in any manner the rights of the holders of the Debt Securities of such series; provided that such supplemental indenture may not, among other things
(i) extend the final maturity of any Debt Security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of any interest thereon, or reduce any amount payable in any redemption thereof, or impair or affect the right of any holder of Debt Securities to institute suit for payment thereof or, if the Debt Securities provide therefor, any right of repayment at the option of the holders of the Debt Securities, without the consent of the holder of each Debt Security so affected or (ii) reduce the aforesaid percentage of Debt Securities of such series, the consent of the holders of which is required for any such supplemental indenture, without the consent of the holders of all Debt Securities of such series so affected or (iii) reduce the amount of principal payable upon acceleration of the maturity of any Original Issue Discount Security. (Section 9.02) Additionally, in certain prescribed instances, the Company and the Trustee may execute supplemental indentures without the consent of the holders of Debt Securities. (Section 9.01)

DEFEASANCE

    DEFEASANCE AND DISCHARGE. The Indenture provides that the Company may elect to terminate (and be deemed to have satisfied) all its obligations with respect to such Debt Securities (except for the obligations to register the transfer or exchange of such Debt Securities, to replace mutilated, destroyed, lost or stolen Debt Securities, to maintain an office or agency in respect of the Debt Securities, to compensate and indemnify the Trustee and to punctually pay or cause to be paid the principal of and interest, if any, on all Debt Securities of such series when due) ("defeasance") upon the deposit with the Trustee, in trust for such purpose, of money and/or U.S. Government Obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient (in the opinion of a nationally recognized firm of independent public accountants) to pay the principal of and premium and interest, if any, on the outstanding Debt Securities of such series, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor. Such a trust may be established only if, among other things,
(a) the Company has delivered to the Trustee an opinion of counsel (as specified in the applicable Indenture) with regard to certain matters, including an opinion to the effect that the Holders of such Debt Securities will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and discharge and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance or covenant defeasance, as the case may be, had not occurred, and which opinion of counsel must be based upon (x) a ruling of the U.S. Internal Revenue Service to the same effect or (y) a change in applicable U.S. federal income tax law after the date of the Indenture such that a ruling is no longer required, (b) no Default or Event of Default shall have occurred or be continuing, and (c) such deposit shall not result in a breach or violation of, or constitute a default under, any other material agreement or instrument to which the Company is a party or by which the Company is bound. The Prospectus Supplement may further describe these or other provisions, if any, permitting defeasance with respect to the Debt Securities of any series. (Section 8.02)

    DEFEASANCE OF CERTAIN COVENANTS. The Company at its option need not comply with certain restrictive covenants of the Indenture ("covenant defeasance") upon, among other things, (a) the deposit with the Trustee, in trust, of money and/or U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money or a combination of money and U.S. Government Obligations in an amount sufficient to pay in the currency in which such Debt Securities are payable all the principal of, and interest on, such Debt Securities on the date such payments are due in accordance with the terms of such Debt Securities, and (b) the delivery by the Company to the Trustee of an Opinion of Counsel, to the effect that, among other things, the holders of such Debt Securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance of certain covenants and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred; and provided that no Default or Event of Default shall have occurred or be continuing, and such deposit shall not result in a breach or violation of, or constitute a default under any other material agreement or instrument to which the Company is a party or by which the Company is bound. The Prospectus Supplement may further describe these or other provisions, if any, permitting defeasance of certain covenants with respect to the Debt Securities of any series. (Section 8.03)

GLOBAL DEBT SECURITIES

    The Debt Securities of a series may be issued in whole or in part in the form of one or more global securities (each, a "Global Security") that will be deposited with or on behalf of a Debt Depository identified in the applicable Prospectus Supplement. Global Securities may be issued in other registered or bearer form and in either temporary or permanent form. Unless otherwise provided in such Prospectus Supplement, Debt Securities that are represented by a Global Security will be issued in denominations of $1,000 or any integral multiple thereof and will be issued in registered form only, without coupons. Payments of principal of, and interest, if any, on Debt Securities represented by a Global Security will be made by the Company to the Trustee under the applicable Indenture, and then forwarded to the Debt Depository.

    The Company anticipates that any Global Securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York ("DTC"), and that such Global Securities will be registered in the name of Cede & Co, DTC's nominee. The Company further anticipates that the following provisions will apply to the depository arrangements with respect to any such Global Securities. Any additional or differing terms of the depository arrangements will be described in the Prospectus Supplement relating to a particular series of Debt Securities issued in the form of Global Securities.

    One fully registered Debt Security certificate will be issued with respect to each $200 million of principal amount of the Debt Securities of a series, and an additional certificate will be issued with respect to any remaining principal amount of such series. So long as DTC or its nominee is the registered owner of a Global Security, DTC or its nominee, as the case may be, will be considered the sole Holder of the Debt Securities represented by such Global Security for all purposes under the applicable Indenture. Except as described below, owners of beneficial interests in a Global Security will not be entitled to have Debt Securities represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities in certificated form and will not be considered the owners or Holders thereof under the applicable Indenture. The laws of some states require that certain purchasers of securities take physical delivery of such securities in certificated form; accordingly, such laws may limit the transferability of beneficial interests in a Global Security.

    If DTC is at any time unwilling or unable to continue as depository or if at any time DTC ceases to be a clearing agency registered under the Exchange Act if so required by applicable law or regulation, and, in either case, a successor Debt Depository is not appointed by the Company within 90 days, the Company will issue individual Debt Securities in certificated form in exchange for the Global Securities. In addition, the Company may at any time, and in its sole discretion, determine not to have any Debt Securities represented by one or more Global Securities, and, in such event, will issue individual Debt Securities in certificated form in exchange for the relevant Global Securities. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery of individual Debt Securities in certificated form of like tenor and rank, equal in principal amount to such beneficial interest and to have such Debt Securities in certificated form registered in its name. Unless otherwise described in the applicable Prospectus Supplement, Debt Securities so issued in certificated form will be issued in denominations of $1,000 or any integral multiple thereof, and will be issued in registered form only, without coupons.

    DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve

System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the NYSE, the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, such as securities brokers and dealers, and banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

    Purchases of Debt Securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the Debt Securities on DTC's records. The ownership interest of each actual purchaser of each Debt Security ("Beneficial Owner") is in turn recorded on the Direct and Indirect Participants' records. A Beneficial Owner does not receive written confirmation from DTC of its purchase, but is expected to receive a written confirmation providing details of the transaction as well as periodic statements of its holdings, from the Direct or Indirect Participants through which such Beneficial Owner entered into the transaction. Transfers of ownership interests in Debt Securities are accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners do not receive certificates representing their ownership interests in Debt Securities except in the event that use of the book-entry system for the Debt Securities is discontinued.

    To facilitate subsequent transfers, the Debt Securities are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of the Debt Securities with DTC and their registration in the name of Cede & Co. will effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Debt Securities; DTC records reflect only the identity of the Direct Participants to whose accounts Debt Securities are credited, which may or may not be the Beneficial Owners. The Participants remain responsible for keeping account of their holdings on behalf of their customers.

    Delivery of notice and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners are governed by arrangements among them subject to any statutory or regulatory requirements as may be in effect from time to time.

    Neither DTC nor Cede & Co. consents or votes with respect to the Debt Securities. Under its procedures, DTC mails a proxy (an "Omnibus Proxy") to the issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Debt Securities were credited on the record date (identified on a list attached to the Omnibus Proxy).

    Principal and interest payments, if any, on the Debt Securities are made to DTC. DTC's practice is to credit Direct Participants' accounts on the payment date in accordance with their respective holdings as shown on DTCs records, unless DTC has reason to believe that it will not receive payment on the payment date. Payments by Participants to Beneficial Owners are governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and are the responsibility of such Participant and not of DTC, the Trustee or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest, if any, to DTC is the responsibility of the Company or the Trustee, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

    DTC may discontinue providing its services as securities depository with respect to the Debt Securities at any time by giving reasonable notice to the Company or the Trustee. Under such circumstances, in the event that a successor securities depository is not appointed, Debt Security certificates will be required to be printed and delivered.

    The Company may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, Debt Security certificates will be printed and delivered.

    The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

    Unless stated otherwise in the Prospectus Supplement, the underwriters or agents with respect to a series of Debt Securities issued as Global Securities will be Direct Participants in DTC.

                              PLAN OF DISTRIBUTION

    The Company may sell all or part of the Debt Securities from time to time on terms determined at the time such Debt Securities are offered for sale. The Debt Securities may be sold (i) directly to purchasers; (ii) through agents; (iii) through underwriters; or (iv) through dealers. The Prospectus Supplement relating to the particular series of the Debt Securities offered thereby, will set forth the terms of the offering of such series of the Debt Securities, including the name or names of any underwriters, dealers or agents, the purchase price of such Debt Securities, the proceeds to the Company from such sale, any underwriting discounts and other items constituting underwriters' or agents' compensation, any initial public offering price, any discounts or sales agent's commissions or concessions allowed or reallowed or paid to dealers, and any securities exchanges on which the Debt Securities of such series may be listed.

    The distribution of the Debt Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices, related to such prevailing market prices, or at negotiated prices.

    If underwriters are used in the sale, the Debt Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The Debt Securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise set forth in the relevant Prospectus Supplement or the applicable Pricing Supplement, the obligations of the underwriters to purchase Debt Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the Debt Securities of a series, if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

    The Debt Securities may be sold directly by the Company or through agents designated by the Company from time to time. Any agent involved in the offer or sale of the Debt Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent will be set forth, in the relevant Prospectus Supplement. Unless otherwise indicated in the relevant Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

    If so indicated in the relevant Prospectus Supplement, the Company will authorize agents, underwriters, or dealers to solicit offers by certain specified entities to purchase Debt Securities from the Company at the public offering price set forth in such Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date. Such contracts will be subject only to those conditions set forth in the Prospectus Supplement. Such Prospectus Supplement will set forth the commissions payable for solicitation of such contracts.

    Agents and underwriters may from time to time purchase and sell Debt Securities in the secondary market, but are not obligated to do so, and there can be no assurance that there will be a secondary market for the Debt Securities or liquidity in the secondary market if one develops. From time to time, agents and underwriters may make a market in the Debt Securities.

    By agreement, agents and underwriters may be entitled to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the agents or underwriters may be required to make in respect thereof. Agents and underwriters may engage in transactions with, or perform services for, the Company or its affiliates in the ordinary course of business.

                                 LEGAL MATTERS

    The validity of the Debt Securities will be passed upon for the Company by Miro Weiner & Kramer, 500 North Woodward Avenue, Suite 100, Bloomfield Hills, Michigan 48304. Jeffrey H. Miro, a member of Miro Weiner & Kramer, is a director of the Company. Certain legal matters relating to offerings of Debt Securities will be passed upon for any underwriters or agents by Davis Polk & Wardwell, New York, New York.

                                    EXPERTS

    The financial statements and the related financial statement schedule incorporated in this Prospectus by reference from The Company's Annual Report on Form 10-K for the year ended December 31, 1997 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Registration Fee..................................................  $  59,000
Legal Fees and Expenses...........................................     50,000*
Accounting Fees and Expenses......................................     15,000*
Blue Sky Fees and Expenses........................................     10,000*
Printing Expenses.................................................      7,000*
Rating Agency Fees................................................    210,000*
Trustee Fees......................................................      5,000*
Miscellaneous.....................................................      5,000*
                                                                    ---------
      Total.......................................................  $ 361,000*

------------------------

*   Estimated.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The Company's Articles of Incorporation require the Company to indemnify its Directors (including directors of subsidiaries) (and give the Company authority to indemnify its officers (including officers of subsidiaries), subject to their satisfying certain standards of conduct) for expenses, judgments, fines, or amounts paid in settlement of civil, criminal, administrative, and investigative suits or proceedings, including those involving alleged violations of the Securities Act. In addition, the Company's Articles of Incorporation limit the liability of the Company's Directors to the Company or its shareholders for monetary damages for breach of the Directors' fiduciary duties. In addition, the Company maintains directors' and officers' liability insurance that, under certain circumstances, would cover alleged violations of the Securities Act.

ITEM 16. EXHIBITS.

   EXHIBIT
   NUMBER                                                           DESCRIPTION
-------------             ------------------------------------------------------------------------------------------------

          1       --      Form of Underwriting Agreement (including standard provisions and form of Delayed Delivery
                          Contract).

          4(a)    --      Form of Indenture between Sotheby's Holdings, Inc. and The Chase Manhattan Bank as Trustee.

           4(b)+    --    Form of Fixed Rate Note.

           5      --      Opinion of Miro Weiner & Kramer with respect to the legality of the Debt Securities being registered.

          12      --      Computation of Ratio of Earnings to Fixed Charges.

          23 (a)    --    Consent of Deloitte & Touche LLP.

          23 (b)    --    Consent of Miro Weiner & Kramer (contained in Exhibit 5).

          24      --      Powers of Attorney.

          25      --      Form T-1 Statement of Eligibility of The Chase Manhattan Bank.

------------------------

+ In the event that the Company issues a form of Security not filed as an exhibit to this Registration Statement, the Company will file such form of Security in a Current Report on Form 8-K.

ITEM 17. UNDERTAKINGS.

    (a) The undersigned Registrant hereby undertakes:

        (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

        (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof; and

        (3) to remove from registration, by means of a post-effective amendment, any of the securities being registered that remain unsold at the termination of the offering.

    (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the provisions described in response to Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 3rd day of June, 1998.

                                SOTHEBY'S HOLDINGS, INC.

                                By:             /s/ DIANA D. BROOKS
                                     -----------------------------------------
                                                  Diana D. Brooks,
                                       PRESIDENT AND CHIEF EXECUTIVE OFFICER

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed below by the following persons in the capacities and on the date indicated.

          SIGNATURE                        TITLE                    DATE
------------------------------  ---------------------------  -------------------

              *                 Chairman of the Board
------------------------------                                  June 3, 1998
      A. Alfred Taubman

              *                 Vice Chairman of the Board
------------------------------                                  June 3, 1998
        Max M. Fisher

     /s/ DIANA D. BROOKS        President, Chief Executive
------------------------------    Officer and Director          June 2, 1998
       Diana D. Brooks

   /s/ WILLIAM S. SHERIDAN      Senior Vice President and
------------------------------    Chief Financial Officer       June 3, 1998
     William S. Sheridan

              *                 Director
------------------------------                                  June 3, 1998
         Conrad Black

              *                 Director
------------------------------                                  June 3, 1998
      Viscount Blakenham

              *                 Director
------------------------------                                  June 3, 1998
     Walter J. P. Curley

          SIGNATURE                        TITLE                    DATE
------------------------------  ---------------------------  -------------------

              *                 Director
------------------------------                                  June 3, 1998
  The Marquess of Hartington

              *                 Director
------------------------------                                  June 3, 1998
       Henry R. Kravis

              *                 Director
------------------------------                                  June 3, 1998
       Jeffrey H. Miro

              *                 Director
------------------------------                                  June 3, 1998
   Sharon Percy Rockefeller

      /s/ CYNDEE GRILLO         Vice President, Controller,
------------------------------    and Chief Accounting          June 3, 1998
        Cyndee Grillo             Officer

*By:   /s/ WILLIAM S. SHERIDAN
       ---------------------------
       William S. Sheridan
       ATTORNEY-IN-FACT

                                 EXHIBIT INDEX

   EXHIBIT
   NUMBER                                                          DESCRIPTION
-------------             ---------------------------------------------------------------------------------------------

          1       --      Form of Underwriting Agreement (including standard provisions and form of Delayed Delivery
                          Contract).

          4(a)    --      Form of Indenture between Sotheby's Holdings, Inc. and The Chase Manhattan Bank as Trustee.

           4(b)+    --    Form of Fixed Rate Note.

           5      --      Opinion of Miro Weiner & Kramer with respect to the legality of the Debt Securities being registered.

          12      --      Computation of Ratio of Earnings to Fixed Charges.

          23 (a)    --    Consent of Deloitte & Touche LLP.

          23 (b)    --    Consent of Miro Weiner & Kramer (contained in Exhibit 5).

          24      --      Powers of Attorney.

          25      --      Form T-1 Statement of Eligibility of The Chase Manhattan Bank.

------------------------

+ In the event that the Company issues a form of Security not filed as an exhibit to this Registration Statement, the Company will file such form of Security in a Current Report on Form 8-K.